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                                 Exhibit 99.1


FOR IMMEDIATE RELEASE
----------------------


[VERADO LOGO]
Media Contact:                        Investor Contact:
Kellee Johnson                        Greg Powell
Verado
(303) 874-2838                        (303) 874-2945
kellee.johnson@verado.com             greg.powell@verado.com

         FirstWorld Anaheim Ends Relationship with the City of Anaheim

    Agreement Represents Major Step in Verado's Strategic Move to Focus on Core Business of Providing Managed Services for its Data Center Customers


DENVER, Colo., and ANAHEIM, Calif. (April 3, 2001) - Verado Holdings, Inc. (NASDAQ: VRDO) today announced the termination of the agreements between the City of Anaheim and FirstWorld Anaheim, a wholly-owned subsidiary of Verado that is engaged in the telephony communications business.

Pursuant to the agreement, FirstWorld Anaheim will cease its telephony operations in Anaheim and certain surrounding areas. FirstWorld Anaheim will also relinquish rights to certain fiber owned by the city and transfer to the city other fiber and related equipment. FirstWorld Anaheim will retain ownership of its DMS-500 switch as well as fiber to connect customers in Irvine. In exchange for ceasing operations and transferring the fiber and equipment , the City of Anaheim has agreed to terminate its contracts with FirstWorld Anaheim. This agreement will not only eliminate the FirstWorld Anaheim operating losses and cash outflow associated with this operation, but also certain FirstWorld Anaheim long-term debt obligations.

Regional operations not affected by this agreement include Verado's Web hosting and managed services business that operates from data centers in Irvine and San Diego, and telephony operations in Irvine and certain surrounding areas. Keeping with the company's commitment to assist its customers, FirstWorld Anaheim will be notifying its customers and facilitating the transfer of its telephony accounts to alternate providers.

The move furthers the company's strategy to concentrate on providing managed services to customers in its U.S. data centers. The termination of the agreements with the City of Anaheim is an important step in the disposition of Verado's CLEC (Competitive Local Exchange Carrier) business.

"Verado made a strategic business decision last summer to divest its non-data center lines of business. We amicably ended our relationship with the City of Anaheim and are working to sell the remainder of the telephony communications business and focus our attention on becoming a leader in Web hosting and managed services," said Tom McGrath, president and chief executive officer of Verado.

About Verado
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Verado Holdings, Inc., headquartered in Denver, Colorado, is a provider of outsourced data center and managed service solutions for businesses. Verado's state-of-the-art data centers host, monitor and maintain mission-critical Web sites, e-commerce platforms and business applications. Verado currently operates data centers in Denver, Dallas, Houston, Portland, Santa Clara, Irvine, San Diego, Glendale and Salt Lake City. The data centers comprise approximately 245,000 square feet of space. For more information, visit Verado's Web site at www.verado.com.
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Statements included in this press release that are not historical in nature are
"forward-looking statements." For example, without limitation, projections regarding successful divestitures, successful transition of customers to other carriers, business opportunities, implementation of the agreement with the city, and competitive market positions are forward looking. Actual events or results may differ materially and are subject to risks and uncertainties, including


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our ability to sell or otherwise dispose of our non-data center lines of business and our ability to successfully sell, grow and maintain demand for our products. There can be no assurance that we will be able to successfully realize our expectations, and the occurrence of one or more of these risks, or the failure to achieve one or more of these forward looking objectives, may cause the prevailing value of any publicly traded debt and equity securities to decrease. The companies have no obligation to update forward-looking statements. Readers are encouraged to refer to Verado's reports from time to time filed with the Securities and Exchange Commission for a further discussion of Verado's business and risk factors that may affect operating and financial results and forward looking statements.


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